Exhibit 10.2

                                                             [THE HARTFORD LOGO]

                   CrimeSHIELD Policy for Mercantile Entities

Co Code                                    Co Code
[1] Hartford Fire Insurance Company        [F] Hartford Insurance Company of
    Hartford, CT 08115                         Illinois
                                               Naperville, IL 60566

[3] Hartford Casualty Insurance Company    [G] Hartford Insurance Company of the
    Hartford, CT 08115                         Midwest
                                               Indianapolis, IN 46204

[ ]                                        [J] Hartford Insurance Company of the
                                               Southeast
                                               Maitland, FL 32751

The Company is shown above by Co. Code [1]     POLICY NUMBER   00 FA 0241371-07

In return for the payment of the premium, and subject to all the terms of this Policy, we agree with you to provide the insurance stated in this Policy.

DECLARATIONS

ITEM

1.   Named Insured:   IMPERIALI, INC.

2.   Mailing Address: 777 S. FLAGLER DR. STE 800 W
                      WEST PALM BEACH, FL 33401

3.   Policy Period:   from 3/06/07 until cancelled
                      (12:01 A.M. Standard Time at Your Mailing Address)

4.   Coverages, Limits of Insurance and Deductibles:

     Insuring Agreements, Limit of Insurance and Deductible Amounts shown below are subject to all of the terms of this policy that apply.

     Insuring Agreements Forming Part of This Policy                             Limit of            Deductible
                                                                                 Insurance           Amount
1.   Employee Theft                                                             $1,000,000        $    10,000

2.   Depositors Forgery or Alteration                                           $1,000,000        $    10,000

3.   Theft, Disappearance and Destruction - Money Securities and Other          $1,000,000        $    10,000
     Property

4.   Robbery and Safe Burglary - Money and Securities                           $      N/A        $       N/A

5.   Computer and Funds Transfer Fraud                                          $1,000,000        $     10,000

CS 00 H002 00 0105                                                  Page 1 of 17
Form F-4201-0
                              (C)1998, The Hartford

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5.   Form Numbers of Endorsements Forming Part of This Policy When Issued:
      SEE FORM GU207 (SCHEDULE OF FORMS AND ENDORSEMENTS)
6. Cancellation of Prior Insurance: By acceptance of this Policy you give us notice cancelling prior policies or bonds numbered: N/A the cancellations to be effective at the time this policy becomes effective.


This Policy has been signed by the Company's President and Secretary, but it shall not be binding unless it is countersigned by its authorized representative.




/s/ Brian S. Becker                                     /s/ David Zwiener
Brian S. Becker, Secretary                              David Zwiener, President



                                     Countersigned by: /s/ [ILLEGIBLE SIGNATURE]
                                                     , Authorized Representative







CS 00 H002 00 0105              (C)1998, The Hartford               Page 2 of 17
Form F-4201-0

          00 FA 0241371-07   3/06/07

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     Throughout this Policy the words "you" and "your" refer to the named
     Insured in the Declarations. The words "we", "us", and "our" refer to the Company providing this insurance. Other words and phrases that appear in quotation marks have a special meaning. Refer to Section V., Exclusions;
     Section VI., General Conditions; and Section VII., Definitions, to determine where this Policy restricts coverage.

I.   CONSIDERATION CLAUSE

     In exchange for the payment of premium and subject to the Declarations, Insuring Agreements, Exclusions, General Conditions, Definitions and terms of this Policy, we will pay for loss which you sustain resulting directly from acts committed or events occurring at any time and discovered by you during the Policy Period shown in the Declarations or during the period of time provided in General Condition L., EXTENDED PERIOD TO DISCOVER LOSS.

II.  INSURING AGREEMENTS

     Coverage is provided under the following Insuring Agreements if either an amount is stated in the Insuring Agreement or for which there is a Limit of Liability shown in the Declarations.

     A.   INSURING AGREEMENT 1. - EMPLOYEE THEFT

     We will pay for loss of or damage to "money", "securities" and "other property" which results directly from "theft" by an "employee", whether or not identifiable, while acting alone or in collusion with other persons.

     B.   INSURING AGREEMENT 2. - DEPOSITORS FORGERY OR ALTERATION

     1. We will pay for loss resulting directly from "forgery" or alteration of checks, drafts, promissory notes, or similar written promises, orders or directions to pay a sum certain in "money" that are

          a.   made or drawn upon you; or

          b. made or drawn by one acting as your agent and drawn on your account or that are purported to have been so made or drawn.

     2. We will treat mechanically reproduced signatures the same as handwritten signatures.

     3. If you are sued for refusing to pay any instrument in B.1. above, on the basis that it has been forged or altered and you have our written consent to defend against that suit, we will pay for any reasonable legal expenses that you incur and pay in such defense. The amount that we will pay is in addition to the Limit of Liability applicable to this Insuring Agreement. If a Deductible Amount applies to this Insuring Agreement, we will also apply it to the amount of legal expenses incurred in this Insuring Agreement.

     4. You must include with your proof of loss any instrument involved in that loss, or, if that is not possible, an affidavit setting forth the amount and cause of loss and describing both sides of said instrument.

     5. This Insuring Agreement covers loss you sustain anywhere in the world; the Territory General Condition does not apply.

     C. INSURING AGREEMENT 3. - THEFT, DISAPPEARANCE AND DESTRUCTION - MONEY, SECURITIES AND OTHER PROPERTY

          1.   INSIDE THE PREMISES

               a. We will pay for loss of "money" and "securities" inside the "premises" or "banking premises" resulting directly from "theft", disappearance or destruction.

               b.   We will pay for loss of or damage to "other property"

CS  00 H002 000105
Form F-4201-0                                                       Page 3 of 17
                              (C)1998, The Hartford
        00 FA 0241371-07   3/06/07

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                    (1)  inside the "premises" resulting directly from an actual or attempted "robbery" of a "custodian"; or

                    (2) inside the "premises" in a safe or vault resulting directly from an actual or attempted "safe burglary".

               c. We will pay for loss from damage to the "premises" or its exterior resulting from an actual or attempted

                    (1)  "theft" of "money" or "securities"; or

                    (2)  "robbery" or "safe burglary" of "other property"

                    if you are the owner of the "premises" or are liable for damage to it.

               d. We will pay for loss of or damage to a locked safe, vault, cash register, cash box or cash drawer located inside the "premises" resulting directly from an actual or attempted "theft" or unlawful entry into those containers.

          2.   OUTSIDE THE PREMISES

               We will pay for

               a. loss of "money" and "securities" outside the "premises" in the care and custody of a "messenger" or an armored motor vehicle company resulting directly from "theft", disappearance or destruction; or

               b. loss of or damage to "other property" outside the "premises" in the care and custody of a "messenger" or an armored motor vehicle company resulting directly from an actual or attempted "robbery".

     D.   INSURING AGREEMENT 4. - ROBBERY AND SAFE BURGLARY - MONEY AND
          SECURITIES

          1.   INSIDE THE PREMISES

               We will pay for loss of or damage to "money" and "securities"

               a. resulting directly from an actual or attempted "robbery" of a "custodian" inside the "premises"; or

               b. resulting directly from an actual or an attempted "safe burglary" occurring inside the "premises" or inside a "banking premises".

          2.   OUTSIDE THE PREMISES

               We will pay for loss of or damage to "money" and "securities" outside the "premises" in the care and custody of a "messenger" or an armored motor vehicle company resulting directly from an actual or attempted "robbery".

     E.   INSURING AGREEMENT 5. - COMPUTER AND FUNDS TRANSFER FRAUD

          We will pay for loss of and loss from damage to "money", "securities" and "other property" following and directly related to the use of any computer to fraudulently cause a transfer of that property from inside the "premises" or "banking premises"

          1.   to a person (other than a "messenger") outside those "premises";
               or

          2.   to a place outside those "premises".

          And, we will pay for loss of "money" or "securities" through "funds transfer fraud" resulting directly from "fraudulent transfer instructions" communicated to a "fnancial institution" and instructing such institution to pay, deliver, or transfer "money" or "securites" from your "transfer account".

CS 00 H002 00 0105
Form F-4201-0                                                       Page 4 of 17
                              (C)1998, The Hartford
       00   FA 0241371-07   3/06/07

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     F.   INSURING AGREEMENT 6. - MONEY ORDERS AND COUNTERFEIT CURRENCY

          1. We will pay for loss resulting directly from your having in good faith, in exchange for merchandise, "money" or services accepted

               a. money orders issued by any post office, express company or bank in the United States of America or Canada that are not paid upon presentation; and

               b. "counterfeit" United States of America or Canadian Paper currency that is acquired during the regular course of business. The Limit of Insurance under this insuring agreement is $50,000. and there is no deductible applying to loss covered under this agreement.

          2. You must notify the police if you have reason to believe that you have accepted a "counterfeit" money order or "counterfeit" paper currency.

III. LIMIT OF INSURANCE

     The most that we will pay for loss in any one "occurrence" is the applicable Limit of Insurance shown in the Declarations.

IV.  DEDUCTIBLE

     We will not pay for loss in any one "occurrence" unless the amount of the loss exceeds the Deductible Amount shown in the Declarations. We will then pay the amount of loss in excess of the Deductible Amount, up to the Limit of Insurance. In the event that more than one Deductible Amount could apply to the same loss, only the highest Deductible Amount will be applied.

     You must give us notice as soon as possible of any loss of the type insured under the Policy if, in your best estimation, such loss will, or will appear to exceed 25% of the current Deductible Amount for the Insuring Agreement under which the loss has occurred.

V.   EXCLUSIONS (Applying To All insuring Agreements Unless Otherwise Specified)

     This Policy Does Not Apply To And We Will Not Pay For:

     A.   Accounting or Arithmetical Errors or Omissions

          Loss resulting from accounting or arithmetical errors or omissions.

     B.   Acts Committed By You

          Loss resulting from "theft" or any other dishonest or criminal acts committed by you whether acting alone or in collusion with others.

     C.   Acts of Employees, Managers, Directors, Trustees or Representatives

          Loss resulting from "theft" or any other dishonest or criminal act committed by any of your "employees", managers, directors, trustees or representatives whether acting alone or in collusion with other persons or while performing services for you or otherwise except when covered under Insuring Agreement 1.

     D.   Employee Cancelled Under Prior Insurance

          Loss caused by any "employee" of yours or predecessor in interest of yours, for whom similar prior insurance has been cancelled and not reinstated since the last cancellation.


CS 00 H002 00 0105
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                              (C)1998, The Hartford
        00 FA 0241371-07   3/06/07

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     E.   Exchanges or Purchases

          Loss resulting from the giving or surrendering of property in any exchange or purchase.

     F.   Fire

          Loss from damage to the premises resulting from fire, however caused, except for loss of or damage to "money" or "securities" and loss from damage to a safe or vault under Insuring Agreement 3. and 4.

     G.   Governmental Action

          Loss resulting from seizure or destruction of property by order of governmental authority.

     H.   Indirect Loss

          Loss that is an indirect result of any act or "occurrence" covered by this Policy including but not limited to loss resulting from

          1. your inability to realize income that you would have realized had there been no loss of or damage to "money", "securities" or "other property".

          2. payment or damages of any type for which you are legally liable. But we will pay compensatory damages arising directly from a loss covered under this policy.

          3. payment of costs, fees or other expenses you incur in establishing either the existence of or the amount of loss under this policy.

     I.   Inventory Shortages

          Loss, or that part of any loss, the proof of which as to its existence or amount is dependent upon

          1.   an inventory computation; or

          2.   a profit and loss computation.

          However, where you establish wholly apart from such inventory computations that you have sustained a loss covered under this Policy, then you may offer your inventory records and actual physical count of inventory in support of the amount of loss claimed.

     J.   Legal Expenses

          Expenses related to any legal action except when covered under Insuring Agreement 2.

     K.   Money Operated Devices

          Loss of property contained in any money operated device unless the amount of any "money" deposited in it is recorded by a continuous recording instrument in the device.

     L.   Motor Vehicles or Equipment And Accessories

          Loss of or damage to motor vehicles, trailers, or semi-trailers or equipment or accessories attached to them.

     M.   Nuclear

          Loss resulting from nuclear reaction, nuclear radiation, or radioactive contamination, or any related act or incident.

CS 00 H002 00 0105
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                              (C)1998, The Hartford
       00 FA 0241371-07   3/06/07

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          2.   Recoveries do not include any recovery

               a. from insurance, suretyship, reinsurance, security or indemnity taken for our benefit; or

               b. of original "securities" after duplicates of them have been issued.

     Y.   SPECIAL LIMIT OF INSURANCE FOR SPECIFIED PROPERTY (insuring Agreement
          3.)

          We will pay no more than $5,000. for any one "occurrence" of loss of or damage to

          1. precious metals, precious or semi-precious stones, pearls, furs or completed or partially completed articles made of or containing such materials that constitute the principal value of such articles; or

          2. manuscripts, drawings or records of any kind or the cost of reconstructing them or reproducing any information contained in them.

     Z.   TERRITORY

          This Policy covers acts committed or events occurring within the United States of America, U.S. Virgin Islands, Puerto Rico or Canada. However, we will pay for loss under Insuring Agreement 1. which is caused by an "employee" while temporarily outside of the territories named in this General Condition for a period of not more than 90 consecutive days.

     AA.  TRANSFER OF YOUR RIGHTS AND DUTIES UNDER THIS POLICY

          1. Your rights and duties under this Policy may not be transferred without our written consent except in the case of death of an individual named Insured.

          2. if you die, your rights and duties will be transferred to your legal representative but only while acting within the scope of duties as your legal representative. Until your legal representative is appointed, anyone having proper temporary custody of your property will have your rights and duties but only with respect to that property.

     BB.  TRANSFER OF YOUR RIGHTS OF RECOVERY AGAINST OTHERS TO US

          You must transfer to us all your rights of recovery against any person or organization for any loss you sustained and for which we have paid or settled. You must also do everything necessary to secure those rights and do nothing after loss to impair them.

     CC.  VALUATION

          1.   Subject to the applicable Limit of Insurance, we will pay for

               a. loss of "money" but only up to and including its face value. We may, at our option, pay for a loss of "money" issued by any country other than the United States of America in either the face value in the "money" issued in that country, or, in the United States of America dollar equivalent determined by the rate of exchange on the day that the loss occurred.

               b. loss of "securities" but only up to and including their value at the close of business on the day that the loss was discovered. But, we may, at our option, 1) pay the value of such "securities", 2) replace them in kind in which event you must assign to us all your rights, title and interest in and to those "securities" or 3) pay the cost of any Lost Securities Bond required in connection with issuing duplicates of the "securities". However, we will be liable only for the payment of so much of the cost of the bond as would be charged for a bond having a penalty not exceeding the lesser of

                    (1) the value of the "securities" at the close of the business on the day the loss was discovered; or

CS 00 H002 0D 0105
Form F-4201-0                                                      Page 13 of 17
                              (C)1998, The Hartford
       00 FA 0241371-07   3/06/07

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                    (2)  the Limit of Insurance.

               c. loss of or damage to "other property" or loss from damage to the "premises" or its exterior for the replacement cost of the property without deduction for depreciation, subject to
                    2. below. However, we will not pay for more than the lesser of

                    (1) the Limit of Insurance applicable to the lost or damaged property; or

                    (2) the cost to replace the lost or damaged property with property of comparable material and quality and used for the same purpose; or

                    (3) the amount that you actually spend that is necessary to repair or replace the lost or damaged property.

          2. We will not pay on a replacement cost basis for any loss or damage

               a. until the lost or damaged property is actually repaired or replaced; and

               b. unless the repair or replacement is made as soon as reasonably possible after the loss or damage.

               If the lost or damaged property is not repaired or replaced, we will pay based on actual cash value.

          3. We may, at our option, pay for loss of or damage to property other than "money" in the "money" of the country in which the loss occurred; or in the United States of America dollar equivalent of the "money" of the country where the loss occurred determined by the rate of exchange on the day the loss was discovered. Any property that we pay for or replace becomes our property.

          4. Loss of or loss from damage to any books or records of account or other records, tapes, disks, or electronic media used by you in the business but only if

               a. such books, records, tapes or disks are actually reproduced and then only for not more than the blank books, pages, tapes and disks or other materials plus the cost of labor for the actual transcription or copying of data which you shall furnish to reproduce such books, records, tapes or disks.

VII  DEFINITIONS

     A. "Banking premises" means the interior portion of that part of any building occupied by a banking institution or similar safe depository.

     B. "Counterfeit" means an imitation of an actual valid original which is intended to deceive and to be taken as an original.

     C. "custodian" means you, or any of your partners, or members or any "employee" while having the care and custody of property inside the "premises", excluding any person while acting as a "watchperson" or janitor.

     D.   "Employee" means

          1.   any natural person

               a. while in your service or for 60 days after termination of service; and

               b.   whom you compensate directly by salary, wages, commissions;
                    and

               c. whom you have the right to direct and control while performing services for you; including one

               d. who is performing services for you as the chairman, or a member of any committee and whether compensated or not; or

CS 00 H002 00 0105
Form F-4201-0                                                      Page 14 of 17
                              (C)1998, The Hartford
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               e.   who is a director or trustee while acting as a member of any of your elected or appointed committees to perform on your behalf, specific, as distinguished from general directorial acts; or

               f.   who is a non-compensated officer; or

               g. who is a volunteer who is not compensated, other than one who is a fund solicitor, while performing services for you that are usual to the duties of an "employee"; or

               h. who is a former employee, director, partner, member, representative or trustee retained as a consultant while performing services for you; or

               i. who is a student intern or guest student pursuing studies or duties in any of your offices or "premises"; and

               j. who is your partner or member (of limited liability corporations), but we will not pay for loss caused by any partner or member, unless the amount of the loss exceeds the sum of

                    (1)  any amounts you owe that partner or member, and

                    (2) the value of that partner's partnership interest, or that member's ownership interest determined by the closing of your organization's books on the date of discovery of the loss by your organization by anyone not in collusion with the person causing the loss, and

                    (3)  any applicable Deductible Amount; then

                    we will pay the amount of loss excess of that sum, up to the Limit of Insurance applicable to Insuring Agreement 1.

          2. a natural person who is a trustee, officer, "employee", administrator or manager, except an administrator or a manager who is an independent contractor, of any "employee benefit Plan(s)" insured under this Policy; and your director or trustee while that person is handling "funds" or "other property" of "employee benefit Plan(s)" insured under this Policy.

          3. a natural person who is furnished temporarily to you to substitute for a permanent "employee" to meet seasonal or short term work load conditions and while that temporary person is subject to your direction and control and performing services for you. However, such persons are excluded while having care and custody of property outside the "premises"; and

               a.   "employee" does NOT mean

                    (1) any agent, broker, person leased to you by a labor leasing firm, factor, commission merchant, consignee, independent contractor or representative of the same general character, or

                    (2) any manager, director, partner, member or trustee except while performing acts coming within the scope of the usual duties of an "employee".

     E. "Employee benefit Plan(s)" means any welfare or pension Plan listed in the Declarations, on an attached schedule or for which automatic coverage is afforded that is subject to the Employee Retirement Income Security Act (ERISA) of 1974, as amended.

     F. "Financial institution" means a bank, savings bank, savings and loan association or similar thrift institution, a stockbroker, mutual fund, liquid assets fund, or similar investment institution in which you maintain a "transfer account".

     G. "Forgery means the signing of the name of another person or organization with intent to deceive; it does not mean a signature which consists in whole or in par of one's own name signed with or without authority, in any capacity, for any reason.

CS 00 H002 00 0105
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                              (C)1998, The Hartford
       00 FA 0241371-07    3/06/07

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     H,   "Fraudulent transfer instructions" means

          1. fraudulent electronic, telegraphic, facsimile, cable, teletype or telephone instructions to a "financial institution" to debit a "transfer account" and to pay, transfer or deliver "money" or "securities" from such account and which instructions purport to have been authorized by you but which have been fraudulently transmitted by another; or

          2. fraudulent written instructions to a "financial institution" to debit a "transfer account" and to pay, transfer or deliver "money" or "securities" from such account through an electronic funds transfer system at specified times or under specified conditions and which instructions purport to have been duly authorized by you but which have been fraudulently issued, forged or altered by another.

     1. "Funds transfer fraud" means "theft" of "money" or "securities" from any of your "transfer accounts" at a "financial institution" and occurring through "fraudulent transfer instructions" communicated to such "financial institution".

     J. "Messenger" means you, any of your partners or members or any "employee" while having care and custody of property outside the "premises".

     K. "Money" means currency, coins and bank notes in current use and having a face value; and travelers checks, register checks and money orders held for sale to the general public.

     L.   "Occurrence" means

          1. as respects the Employee Theft Insuring Agreement, all loss caused by, or involving, one or more "employees", whether the result of a single act or a series of acts.

          2. as respects the Forgery or Alteration Insuring Agreement, all loss caused by any person or in which that person is involved, whether the loss involves one or more instruments.

          3. as respects all other Insuring Agreements, an act or series of related acts involving one or more persons; or an act or event or a series of related acts or events not involving any person.

     M. "Other Property" or property means any tangible property other than "money" or "securities" that has intrinsic value but does not include any property excluded under this Policy. "Other property" does not include trade secrets, proprietary information, confidential information or any copyrights, patents, trademarks, proprietary manufacturing or processing procedures, or secret or confidential information, including but not limited to credit card numbers, bank account numbers or any similar information.

     N. "Premises" means the interior of that portion of any building which you occupy in conducting your business.

     O. "Robbery means the unlawful taking of property from the care and custody of a person by one who has caused or threatened to cause that person bodily harm, or, committed an obviously unlawful act witnessed by that person.

     P. "Safe burglary" means the unlawful taking of property from within a locked safe or vault by a person unlawfully entering the safe or vault as evidenced by marks of forcible entry upon its exterior, or, the taking of a safe or vault from inside the "premises".

     Q. "Securities" means negotiable or non-negotiable instruments or contracts representing either "money" or property and includes tokens, tickets, revenue and other stamps (whether represented by actual stamps or unused value in a meter) in current use; and, evidences of debt issued in connection with credit or charge cards, which cards are not issued by you; but does not include "money".

     R. "Theft" means the unlawful taking of "money", "securities" or "other property" to the deprivation of the Insured.


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                              (C)1998, The Hartford
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     S.   "Transfer account" means an account maintained by you at a "financial institution" from which you or your authorized representative may cause the payment, transfer or delivery of "money" or "securities" by any means described in the "fraudulent transfer instructions" definition.

     T. "Watchperson" means any person whom you retain specifically to have the care and custody of property inside the "premises" and who has no other duties.





CS 00 H002 00 0105
Form F-4201-0                                                      Page 17 of 17
                              (C)1998, The Hartford
       00 FA 0241371-07    3/06/07